Exhibit 10.5

NEITHER THIS NOTE NOR THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THIS NOTE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

THIS NOTE DOES NOT REQUIRE PHYSICAL SURRENDER THEREOF IN THE EVENT OF A PARTIAL REDEMPTION, PREPAYMENT OR CONVERSION.  AS A RESULT, THE OUTSTANDING PRINCIPAL AMOUNT REPRESENTED BY THIS NOTE MAY BE LESS THAN THE PRINCIPAL AMOUNT AND ACCRUED INTEREST SET FORTH BELOW.

AMENDED AND RESTATED 5% SENIOR SECURED CONVERTIBLE NOTE
DUE JANUARY 1, 2012

OF

ANTS SOFTWARE INC.

Issuance Date:  November 8, 2011
Issuance Date of Original Note (as defined below): March 3, 2011
Principal Amount: $1,250,000
Note Register Number:  2012-1E

This Amended and Restated Note (“Note”) is one of a duly authorized issue of notes of ANTS SOFTWARE INC., a corporation duly organized and existing under the laws of the State of Delaware (the “Company”), designated as the Company’s 5% Senior Secured Convertible Notes Due January 1, 2012 (“Maturity Date”) in an aggregate original principal amount (when taken together with the original principal amounts of all other Notes) of TWO MILLION FIVE HUNDRED THOUSAND U.S. DOLLARS (US$2,500,000) (the “Notes”).

This Note amends and restates in its entirety that certain 5% Senior Secured Notes due March 3, 2016, originally issued on March 3, 2011 (the “Original Note”)

For Value Received, the Company hereby promises to pay to the order of Manchester Securities Corp. or its registered assigns or successors-in-interest (“Holder”) the principal sum of ONE MILLION TWO HUNDRED FIFTY THOUSAND (U.S. $1,250,000) (the “Principal Amount”) and all accrued but unpaid interest thereon on the Maturity Date or such earlier date upon acceleration or redemption in accordance with the terms hereof, to the extent such Principal Amount and interest has not been repaid or converted into the Company’s common stock, par value $0.0001 per share (the “Common Stock”) in accordance with the terms hereof.  Interest on the unpaid Principal Amount shall accrue at the rate of 5% per annum from the date of issuance of the Original Note, March 3, 2011, until the same becomes due and payable on the Maturity Date, on any Interest Payment Date (as defined below), or such earlier date upon acceleration or redemption in accordance with the terms hereof. Notwithstanding anything contained herein, this Note shall bear interest on the due and unpaid Principal Amount from and after the occurrence and during the continuance of an Event of Default pursuant to Section 3(a) at the rate (the “Default Rate”) equal to the lower of eighteen (18%) per annum or the highest rate permitted by law.  Accrued interest on this Note shall be paid in cash monthly, on the first day of each calendar month (each such payment date, an “Interest Payment Date”).  Interest on this Note shall accrue daily and shall be computed on the basis of a 360-day year, 30-day months and actual days elapsed.  Unless otherwise agreed or required by applicable law, payments will be applied first to any unpaid collection costs and fees, then to unpaid interest and any remaining amount to principal.

All payments of principal and interest on this Note shall be made in lawful money of the United States of America by wire transfer of immediately available funds to such account as the Holder may from time to time designate by written notice in accordance with the provisions of this Note.  This Note may not be prepaid in whole or in part except as otherwise provided herein or with the prior consent of the Holder.  Whenever any amount expressed to be due by the terms of this Note is due on any day which is not a Business Day (as defined below), the same shall instead be due on the next succeeding day which is a Business Day.

Capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Note Purchase Agreement dated March 3, 2011, pursuant to which the Original Notes were originally issued (the “Note Purchase Agreement”). For purposes hereof the following terms shall have the meanings ascribed to them below:

“Bankruptcy Event” means any of the following events: (a) the Company or any subsidiary commences a case or other proceeding under any bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction relating to the Company or any subsidiary thereof; (b) there is commenced against the Company or any subsidiary any such case or proceeding that is not dismissed within 60 days after commencement; (c) the Company or any subsidiary is adjudicated insolvent or bankrupt or any order of relief or other order approving any such case or proceeding is entered; (d) the Company or any subsidiary suffers any appointment of any custodian, receiver or the like for it or any substantial part of its property that is not discharged or stayed within 60 days; (e) the Company or any subsidiary makes a general assignment for the benefit of creditors; (f) the Company or any subsidiary fails to pay, or states that it is unable to pay or is unable to pay, its debts generally as they become due; (g) the Company or any subsidiary calls a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts; or (h) the Company or any subsidiary, by any act or failure to act, expressly indicates its consent to, approval of or acquiescence in any of the foregoing or takes any corporate or other action for the purpose of effecting any of the foregoing.

“Business Day” shall mean any day other than a Saturday, Sunday or a day on which commercial banks in the City of New York are authorized or required by law or executive order to remain closed.

“Contingent Issuance Transaction” shall mean a transaction in which the Company issues or sells any securities in a capital raising transaction or series of related transactions (the “Contingent Issuance Offering”) which grants to the investor (the “Contingent Issuance Investor”) the right to receive additional securities based upon future capital raising transactions of the Company on terms more favorable than those granted to the Contingent Issuance Investor in the Contingent Issuance Offering.

“Conversion Ratio” means, at any time, a fraction, of which the numerator is the entire outstanding Principal Amount of this Note, and of which the denominator is the Conversion Price as of the date such ratio is being determined.

“Conversion Price” means, as of any Conversion Date (as defined below) or other date of determination, $0.20, subject to adjustment as provided herein.

“Convertible Securities” means any convertible securities, warrants, options or other rights to subscribe for or to purchase or exchange for, shares of Common Stock.

“Eligible Market” means the Principal Market, The NASDAQ Global Select Market, The NASDAQ Global Market, The NASDAQ Capital Market, The New York Stock Exchange, Inc., or The NYSE Amex.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Excluded Issuance” means any issuance of the Company’s Common Stock (i) upon the exercise of any warrant, option or other convertible security issued on or before the Agreement Date, (ii) to employees in lieu of cash compensation and (iii) to Ironridge Global IV, Ltd. (“Ironridge”), pursuant to that certain Stipulation for Settlement of Claims dated as of October 12, 2011 between Ironridge and the Company (the “Stipulation and Settlement of Claims”) (for the avoidance of doubt, the inclusion of the Stipulation and Settlement of Claims in this definition of Excluded Issuance shall not constitute of waiver of any Existing Defaults or any rights or remedies of the Holder under any Transaction Documents arising from or related to such Stipulation and Settlement of Claims).

“Fundamental Transaction” means that (A) the Company shall, directly or indirectly, in one or more related transactions, (i) consolidate or merge with or into (whether or not the Company is the surviving corporation) another Person or Persons, if the holders of the Voting Stock of the Company (not including any shares of Voting Stock of the Company held by the Person or Persons making or party to, or associated or affiliated with the Persons making or party to, such consolidation or merger) immediately prior to such consolidation or merger shall hold or have the right to direct the voting of less than 50% of the Voting Stock of the Company or such voting securities of such other surviving Person immediately following such transaction, (ii) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company to another Person, (iii) allow another Person to make a purchase, tender or exchange offer that is accepted by the holders of more than the 50% of the outstanding shares of Voting Stock of the Company (not including any shares of Voting Stock of the Company held by the Person or Persons making or party to, or associated or affiliated with the Persons making or party to, such purchase, tender or exchange offer), (iv) consummate a securities purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person whereby such other Person acquires more than the 50% of the outstanding shares of Voting Stock of the Company (not including any shares of Voting Stock of the Company held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such securities purchase agreement or other business combination), or (v) reorganize, recapitalize or reclassify its Common Shares or (B) any “person” or “group” (as these terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act) is or shall become the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 50% of the aggregate ordinary voting power represented by issued and outstanding Common Shares.  Notwithstanding the foregoing, solely for the purpose of the foregoing calculations, any director, officer or employee of the Company, acting solely in its capacity as a director, officer or employee of the Company, shall not be deemed to be making or party to, or associated or affiliated with the Persons making or party to, such consolidation or merger.

“Parent Entity” of a Person means an entity that, directly or indirectly, controls the applicable Person and whose common shares or common stock or equivalent equity security is quoted or listed on an Eligible Market, or, if there is more than one such Person or Parent Entity, the Person or Parent Entity with the largest public market capitalization as of the date of consummation of the Fundamental Transaction.

“Per Share Selling Price” shall include the amount actually paid by third parties for each share of Common Stock in a sale or issuance by the Company.  In the event a fee is paid by the Company in connection with such transaction directly or indirectly to such third party or its affiliates, any such fee shall be deducted from the selling price pro rata to all shares sold in the transaction to arrive at the Per Share Selling Price.  A sale of shares of Common Stock shall include the sale or issuance of rights, options, warrants or convertible, exchangeable or exercisable securities under which the Company is or may become obligated to issue shares of Common Stock, and in such circumstances the Per Share Selling Price of the Common Stock covered thereby shall also include the exercise, exchange or conversion price thereof (in addition to the consideration received by the Company upon such sale or issuance less the fee amount as provided above).  In case of any such security issued in a Variable Rate Transaction or an Contingent Issuance Transaction, the Per Share Selling Price shall be deemed to be the lowest conversion or exercise price at which such securities are converted or exercised or might have been converted or exercised in the case of a Variable Rate Transaction, or the lowest adjustment price in the case of an Contingent Issuance Transaction, over the life of such securities.  If shares are issued for a consideration other than cash, the Per Share Selling Price shall be the fair value of such consideration as determined in good faith by independent certified public accountants mutually acceptable to the Company and the Holder.  In the event the Company directly or indirectly effectively reduces the conversion, exercise or exchange price for any Convertible Securities which are currently outstanding, then the Per Share Selling Price shall equal such effectively reduced conversion, exercise or exchange price.

“Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and a government or any department or agency thereof.

“Principal Market” means The OTC Bulletin Board.

“Required Holders” means the holders of Notes representing at 66 2/3% of the aggregate principal amount of the Notes then outstanding.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Successor Entity” means the Person, which may be the Company, formed by, resulting from or surviving any Fundamental Transaction or the Person with which such Fundamental Transaction shall have been made, provided that if such Person is not a publicly traded entity whose common stock or equivalent equity security is quoted or listed for trading on an Eligible Market, Successor Entity shall mean such Person’s Parent Entity.

“Trading Day” shall mean a day on which there is trading on an Eligible Market.

“Transaction Documents” shall mean the Note Purchase Agreement, this Note, the Amended and Restated Security Agreement (the “Amended and Restated Security Agreement”), dated November 8, 2011, by and among the Company, Inventa Technologies, Inc. and the Agent, the Exchange Agreement (as defined below), the Exchange Notes (as defined below), the Guaranty and the Exchange Notes Guaranty (as defined in the Exchange Agreement).

“Underlying Shares” means the shares of Common Stock into which the Notes are convertible in accordance with the terms hereof.

“Variable Rate Transaction” shall mean a transaction in which the Company issues or sells, or agrees to issue or sell (a) any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive additional shares of, Common Stock either (x) at a conversion, exercise or exchange rate or other price that is based upon and/or varies with the trading prices of or quotations for the Common Stock at any time after the initial issuance of such debt or equity securities, (y) with a fixed conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Stock (but excluding standard stock split anti-dilution provisions), or (z) under a warrant exercisable for a number of shares based upon and/or varying with the trading prices of or quotations for the Common Stock at any time after the initial issuance of such warrant, or (b) any securities of the Company pursuant to an “equity line” structure which provides for the sale, from time to time, of securities of the Company which are registered for sale or resale pursuant to the Securities Act (which for the purpose of this definition shall include a sale of the Company’s securities “off the shelf” in a registered offering, whether or not such offering is underwritten).

“Voting Stock” of a Person means capital stock of such Person of the class or classes pursuant to which the holders thereof have the general voting power to elect, or the general power to appoint, at least a majority of the board of directors, managers or trustees of such Person (irrespective of whether or not at the time capital stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

The following terms and conditions shall apply to this Note:

Section 1.  Guaranty and Security Interest.  This Note shall be guaranteed by Inventa Technologies, Inc. and each of the Company’s other Subsidiaries pursuant to the Guaranty.  This Note and the Company’s obligations hereunder are secured to the extent of and as set forth in the Amended and Restated Security Agreement.

Section 2.  Conversion.

(a)           Conversion Right.  Subject to the terms hereof and restrictions and limitations contained herein, the Holder shall have the right, at such Holder's option, at any time and from time to time to convert the outstanding Principal Amount under this Note in whole or in part by delivering to the Company a fully executed notice of conversion in the form of conversion notice attached hereto as Exhibit A (the “Conversion Notice”), which may be transmitted by facsimile or e-mail.  Notwithstanding anything to the contrary herein, this Note and the outstanding Principal Amount hereunder shall not be convertible into Common Stock to the extent that such conversion would result in the Holder hereof exceeding the limitations contained in, or otherwise violating the provisions of, Section 2(i) below.

(b)           Common Stock Issuance upon Conversion.

(i)        Conversion Date Procedures.  Upon conversion of this Note pursuant to Section 2(a) above, the outstanding Principal Amount elected to be converted hereunder shall be converted into such number of fully paid, validly issued and non-assessable shares of Common Stock, free of any liens, claims and encumbrances, as is determined by dividing the outstanding Principal Amount being converted by the then applicable Conversion Price.  The date of any Conversion Notice hereunder shall be referred to herein as the “Conversion Date”.  The Holder shall not be required to physically surrender this Note to the Company upon any conversion hereunder unless the full outstanding Principal Amount represented by this Note is being converted or repaid.  The Holder and the Company shall maintain records showing the outstanding Principal Amount so converted and repaid and the dates of such conversions or repayments or shall use such other method, reasonably satisfactory to the Holder and the Company, so as not to require physical surrender of this Note upon each such conversion or repayment.

(ii)       Stock Certificates or DWAC.  The Company will deliver to the Holder not later than three (3) Trading Days after the Conversion Date (the “Delivery Date”), a certificate or certificates representing the number of shares of Common Stock being acquired upon the conversion of this Note.  In lieu of delivering physical certificates representing the shares of Common Stock issuable upon conversion of this Note, provided the Company's transfer agent is participating in the Depository Trust Company (“DTC”) Fast Automated Securities Transfer (“FAST”) program, upon request of the Holder, the Company shall use commercially reasonable efforts to cause its transfer agent to electronically transmit such shares issuable upon conversion to the Holder (or its designee), by crediting the account of the Holder’s (or such designee’s) prime broker with DTC through its Deposits and Withdrawal at Custodian (DWAC) program (provided that the same time periods herein as for stock certificates shall apply).  If in the case of any conversion hereunder, such certificate or certificates are not delivered to or as directed by the Holder by the fifth Trading Day after the Conversion Date, the Holder shall be entitled by written notice to the Company at any time on or before its receipt of such certificate or certificates thereafter, to rescind such conversion, in which event the Company shall immediately return this Note tendered for conversion.  If the Company fails to deliver to the Holder such certificate or certificates (or shares through DTC) pursuant to this Section 2(b) in accordance herewith, prior to the eighth Trading Day after the Conversion Date, the Company shall pay to the Holder as liquidated damages, in cash, an amount equal to 2% of the Principal Amount per month.  In addition to any other rights available to the Holder, if the Company fails to cause its transfer agent to transmit to the Holder a certificate or certificates representing the shares of Common Stock issuable upon conversion of this Note on or before the Delivery Date, and if after such date the Holder is required by its broker to purchase (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of the shares of Common Stock issuable upon conversion of this Note which the Holder anticipated receiving upon such conversion (a “Buy-In”), then the Company shall (1) pay in cash to the Holder the amount by which (x) the Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (y) the amount obtained by multiplying (A) the number of shares of Common Stock issuable upon conversion of this Note that the Company was required to deliver to the Holder in connection with the conversion at issue times (B) the price at which the sell order giving rise to such purchase obligation was executed, and (2) at the option of the Holder, either reinstate the portion of the Note and equivalent number of shares of Common Stock for which such conversion was not honored or deliver to the Holder the number of shares of Common Stock that would have been issued had the Company timely complied with its conversion and delivery obligations hereunder.  For example, if the Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted conversion of shares of Common Stock with an aggregate sale price giving rise to such purchase obligation of $10,000, under clause (1) of the immediately preceding sentence the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In, together with applicable confirmations and other evidence reasonably requested by the Company.  Nothing herein shall limit the Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing shares of Common Stock upon conversion of this Note as required pursuant to the terms hereof.

(c)           Conversion Price Adjustments.

(i)        Stock Dividends, Splits and Combinations.  If the Company or any of its subsidiaries, at any time while the Notes are outstanding (A) shall pay a stock dividend or otherwise make a distribution or distributions on any equity securities (including instruments or securities convertible into or exchangeable for such equity securities) in shares of Common Stock, (B) subdivide outstanding Common Stock into a larger number of shares, or (C) combine outstanding Common Stock into a smaller number of shares, then the Conversion Price shall be multiplied by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding before such event and the denominator of which shall be the number of shares of Common Stock outstanding after such event.  Any adjustment made pursuant to this Section 2(c)(i) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision or combination.

(ii)       Subsequent Equity Sales.  If, at any time while this Note is outstanding, the Company or any Subsidiary, as applicable, sells or grants any option to purchase or sells or grants any right to reprice, or otherwise disposes of or issues (or announces any sale, grant or any option to purchase or other disposition), other than in connection with an Excluded Issuance, any Common Stock or Convertible Securities entitling any Person to acquire shares of Common Stock at an effective price per share that is lower than the then Conversion Price (such lower price, the “Base Conversion Price” and such issuances, collectively, a “Dilutive Issuance”) (if the holder of the Common Stock or Convertible Securities so issued shall at any time, whether by operation of purchase price adjustments, reset provisions, floating conversion, exercise or exchange prices or otherwise, or due to warrants, options or rights per share which are issued in connection with such issuance, be entitled to receive shares of Common Stock at an effective price per share that is lower than the Conversion Price, such issuance shall be deemed to have occurred for less than the Conversion Price on such date of the Dilutive Issuance), then the Conversion Price shall be reduced to equal the Base Conversion Price, provided, however, that this paragraph shall not apply to issuances of Common Stock in accordance with the terms of securities outstanding on the issuance date hereof and disclosed to the Holder in writing, provided that such securities have not been amended since such date.  Such adjustment shall be made whenever such Common Stock or Convertible Securities are issued.  If the Company enters into a Variable Rate Transaction or Contingent Issuance Transaction, the Company shall be deemed to have issued Common Stock or Convertible Securities at the lowest possible price or conversion or exercise price at which such securities may be converted or exercised during the term of the instrument.  The Company shall notify the Holder in writing, no later than 2 Business Day following the issuance of any Common Stock or Convertible Securities subject to this Section 2(c)(ii), indicating therein the applicable issuance price, or applicable reset price, exchange price, conversion price and other pricing terms (such notice, the “Dilutive Issuance Notice”).  For purposes of clarification, whether or not the Company provides a Dilutive Issuance Notice pursuant to this Section, upon the occurrence of any Dilutive Issuance, the Holder is entitled to convert hereunder based upon the Base Conversion Price on or after the date of such Dilutive Issuance, regardless of whether the Holder accurately refers to the Base Conversion Price in the Conversion Notice.

(iii)      Distributions.  If the Company or any of its subsidiaries, at any time while the Notes are outstanding, shall distribute to all holders of Common Stock evidences of its indebtedness or assets or cash or rights or warrants to subscribe for or purchase any security of the Company or any of its subsidiaries (excluding those referred to in Section 2(c)(i) above), then concurrently with such distributions to holders of Common Stock, the Company shall distribute to holders of the Notes the amount of such indebtedness, assets, cash or rights or warrants which the holders of Notes would have received had all their Notes been converted into Common Stock at the Conversion Price immediately prior to the record date for such distribution (without regard to any option by the Company to deliver cash in lieu of shares upon any conversion).

(iv)     Rounding of Adjustments. All calculations under this Section 2 shall be made to 4 decimal places for dollar amounts or the nearest 1/100th of a share, as the case may be.

(v)      Notice of Adjustments. Whenever any Conversion Price is adjusted pursuant to Section 2(c)(i), (ii) or (iii) above, the Company shall promptly deliver to each holder of the Notes, a notice setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment, provided that any failure to so provide such notice shall not affect the automatic adjustment hereunder.

(vi)     Fundamental Transactions.  In case of any Fundamental Transaction, the Holder shall have the right thereafter to, at its option, convert this Note, in whole or in part, at the Conversion Price into the shares of stock and other securities, cash and/or property receivable upon or deemed to be held by holders of Common Stock following such Fundamental Transaction, and the Holder shall be entitled upon such event to receive such amount of securities, cash or property as the shares of the Common Stock of the Company into which this Note could have been converted immediately prior to such Fundamental Transaction would have been entitled if such conversion were permitted, subject to such further applicable adjustments set forth in this Section 2.  The terms of any such Fundamental Transaction shall include such terms so as to continue to give to the holders of the Notes the right to receive the amount of securities, cash and/or property upon any conversion or redemption following such Fundamental Transaction to which a holder of the number of shares of Common Stock deliverable upon such conversion would have been entitled in such Fundamental Transaction, and interest payable hereunder shall be in cash or such new securities and/or property, at the Holder’s option. In addition to and not in substitution for any other rights hereunder, the Holder shall have the right, at its option, to require the Company or its successor to redeem this Note in cash at 100% of the Principal Amount (including accrued but unpaid interest).  The Holder may exercise its rights by sending notice to the Company within ten (10) Business Days following the receipt of the notice of the Fundamental Transaction from the Company.  If Holder does not notify the Company of its election within such ten (10) Business Days, the Holder shall be deemed to have waived its rights under the immediately preceding sentence.  If the Holder elects to cause the redemption of the Note hereunder, then the Company or the Successor Entity shall promptly, but in no event more than ten (10) Business Days after such election, pay the redemption price to the Holder.  The provisions of this Section 2(c)(vi)  shall apply similarly and equally to successive Fundamental Transactions.

(d)    Reservation and Issuance of Underlying Securities.  The Company covenants that it will at all times reserve and keep available out of its authorized and unissued Common Stock solely for the purpose of issuance upon conversion of this Note, free from preemptive rights or any other actual contingent purchase rights of persons other than the holders of the Notes, not less than such number of shares of Common Stock as shall (subject to any additional requirements of the Company as to reservation of such shares set forth in the Transaction Documents) be issuable (taking into account the adjustments under this Section 2 but without regard to any ownership limitations contained herein) upon the conversion of this Note hereunder in Common Stock.  The Company covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly authorized, validly issued, fully paid and nonassessable and free of all liens, encumbrances and restrictions.

(e)    No Fractions.  Upon a conversion hereunder the Company shall not be required to issue stock certificates representing fractions of shares of Common Stock, but may if otherwise permitted, make a cash payment in respect of any final fraction of a share based on the closing price of a share of Common Stock at such time.  If the Company elects not, or is unable, to make such a cash payment, the Holder shall be entitled to receive, in lieu of the final fraction of a share, one whole share of Common Stock.

(f)     Charges, Taxes and Expenses.  Issuance of certificates for shares of Common Stock upon the conversion of this Note shall be made without charge to the holder hereof for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided, however, that in the event certificates for shares of Common Stock are to be issued in a name other than the name of the Holder, this Note when surrendered for conversion shall be accompanied by an assignment form; and provided further, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any such transfer.

(g)    Cancellation.  After all of the Principal Amount (including accrued but unpaid interest and default payments at any time owed on this Note) have been paid in full or converted into Common Stock, this Note shall automatically be deemed canceled and the Holder shall promptly surrender the Note to the Company at the Company’s principal executive offices.

(h)    Notices Procedures.  Any and all notices or other communications or deliveries to be provided by the Holder hereunder, including, without limitation, any Conversion Notice, shall be in writing and delivered by facsimile or e-mail at the facsimile telephone number of the principal place of business of the Company or by e-mail to joe.kozak@ants.com.  Any and all notices or other communications or deliveries to be provided by the Company hereunder shall be in writing and delivered personally, by facsimile, or by a nationally recognized overnight courier service addressed to the Holder at the facsimile telephone number or address of the Holder appearing on the books of the Company, or if no such facsimile telephone number or address appears, at the principal place of business of the Holder.  Any notice or other communication or deliveries hereunder shall be deemed delivered (i) upon receipt, when delivered personally, (ii) when sent by facsimile, upon receipt if received on a Business Day prior to 6:00 p.m. (Eastern Time), or on the first Business Day following such receipt if received on a Business Day after 6:00 p.m. (Eastern Time) or (iii) upon receipt, when deposited with a nationally recognized overnight courier service.

(i)     Conversion Limitation.  Notwithstanding anything to the contrary contained herein, the number of shares of Common Stock that may be acquired by the Holder upon conversion pursuant to the terms hereof shall not exceed a number that, when added to the total number of shares of Common Stock deemed beneficially owned by such Holder, together with all shares of Common Stock deemed beneficially owned at such time by the holder’s “affiliates” (as defined in Rule 144 of the Act) or other parties (“Aggregation Parties”) that, in each case, would be aggregated for purposes of determining whether a group under Section 13(d) of the Securities Exchange Act of 1934 as amended, exists, would exceed 4.9% of the total issued and outstanding shares of the Common Stock (the “Restricted Ownership Percentage”).  Each Holder shall have the right (w) at any time and from time to time to reduce its Restricted Ownership Percentage immediately upon notice to the Company and (x) (subject to waiver) at any time and from time to time, to increase its Restricted Ownership Percentage upon 61 days prior written notice.  The provisions of this paragraph shall be construed and implemented in a manner other than in strict conformity with the terms of this Section 2(i) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended beneficial ownership limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation.

Section 3.   Defaults and Remedies.

(a)    Events of Default.  An “Event of Default” is:  (i) the suspension or cessation from trading or failure of the Common Shares to be designated for quotation on an Eligible Market for a period of three (3) consecutive Business Days or for more than an aggregate of ten (10) Business Days in any 365-day period; (ii) default in payment of the principal amount of any of the Notes or accrued but unpaid interest thereon continuing for at least five (5) days after the date such payment is due; (iii) a default in the timely issuance of Common Stock upon conversion of this Note in accordance with the terms hereof; (iv) failure by the Company for five (5) days after written notice has been received by the Company to comply with any other material provision of any of the Notes or any other Transaction Document; (v) a material breach by the Company of its representations or warranties in the Note Purchase Agreement or that certain Exchange, Modification and Forbearance Agreement dated November 8, 2011, by and among the Company, Inventa Technologies, Inc., the Agent and the investors signatory thereto (the “Exchange Agreement”) or any other Transaction Document; (vi) any default after any cure period under, or acceleration prior to maturity of, any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by the Company or any of its Subsidiaries for in excess of $100,000 or for money borrowed the repayment of which is guaranteed by the Company or any of its Subsidiaries for in excess of $100,000, whether such indebtedness or guarantee now exists or shall be created hereafter; (vii) any Person alleges, claims or asserts that a default, or any event that may give rise to a right of acceleration prior to maturity, has occurred under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by the Company or any of its Subsidiaries for in excess of $100,000 or for money borrowed the repayment of which is guaranteed by the Company or any of its Subsidiaries for in excess of $100,000, whether such indebtedness or guarantee now exists or shall be created hereafter, (viii) a final judgment or judgments for the payment of money aggregating in excess of $100,000 are entered against the Company or any of its Subsidiaries and which judgments are not, within 60 days after the entry hereof, bonded, discharged or stayed pending appeal, or are not discharged within 60 days after the expiration of such stay; (ix) if the Company or any of its Subsidiaries is subject to any Bankruptcy Event; or (x) any default or event of default under the Exchange Agreement or the 5% Senior Secured Convertible Notes due January 1, 2012, issued pursuant thereto (the “Exchange Notes”).

(b)    Remedies.  If an Event of Default occurs and is continuing with respect to any of the Notes, the Holder may declare all of the then outstanding Principal Amount of this Note and all other Notes held by the Holder, including any interest due thereon, to be due and payable immediately, except that in the case of an Event of Default arising from events described in clauses (vii), (viii) and (ix) of Section 3(a), this Note shall become due and payable without further action or notice.  In the event of such acceleration, the amount due and owing to the Holder shall be 120% of the outstanding Principal Amount of the Notes held by the Holder (plus all accrued and unpaid interest, if any).  The remedies under this Note shall be cumulative.

Section 4.    General.

(a)    Payment of Expenses.  Each party agrees to pay all of its own reasonable charges and expenses, including attorneys’ fees and expenses, which may be incurred by such party in connection with any litigation concerning this Note or its asserted breach.

(b)    Savings Clause.  In case any provision of this Note is held by a court of competent jurisdiction to be excessive in scope or otherwise invalid or unenforceable, such provision shall be adjusted rather than voided, if possible, so that it is enforceable to the maximum extent possible, and the validity and enforceability of the remaining provisions of this Note will not in any way be affected or impaired thereby.  In no event shall the amount of interest paid hereunder exceed the maximum rate of interest on the unpaid principal balance hereof allowable by applicable law.  If any sum is collected in excess of the applicable maximum rate, the excess collected shall be applied to reduce the Principal Amount.  If the interest actually collected hereunder is still in excess of the applicable maximum rate, the interest rate shall be reduced so as not to exceed the maximum allowable under law.

(c)    Amendment.  The Notes may not be amended or modified other than by a written instrument signed by the Required Holders; provided, however, no amendment or modification of the Principal Amount, the stated rate of interest, Maturity Date or Section 2 hereof shall be effective without the consent of the Holder.

(d)    Assignment, Etc.  Subject to limitations imposed by securities laws and the representations made by the Holder in the Note Purchase Agreement, the Holder may assign or transfer this Note to any transferee without the consent of the Company.  The Holder shall notify the Company of any such assignment or transfer promptly.  This Note shall be binding upon the Company and its successors and shall inure to the benefit of the Holder and its successors and permitted assigns.

(e)    No Waiver.  No failure on the part of the Holder to exercise, and no delay in exercising any right, remedy or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by the Holder of any right, remedy or power hereunder preclude any other or future exercise of any other right, remedy or power.  Each and every right, remedy or power hereby granted to the Holder or allowed it by law the other Transaction Documents shall be cumulative and not exclusive of any other, and may be exercised by the Holder from time to time.

(f)     Governing Law; Jurisdiction; No Jury Trial.

(i)       Governing Law.  This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to any of the conflicts of law principles that would result in the application of the substantive law of another jurisdiction.  This Agreement shall not be interpreted or construed with any presumption against the party causing this Agreement to be drafted.

                 (ii)      Jurisdiction.  The parties agree that venue for any dispute arising under this Note will lie exclusively in the state or federal courts located in New York County, New York, and the parties irrevocably waive any right to raise forum non conveniens or any other argument that New York is not the proper venue.  The parties irrevocably consent to personal jurisdiction in the state and federal courts in New York County of the state of New York.  The Company consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it listed in the Note Purchase Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing in this Section 4(f) shall affect or limit any right to serve process in any other manner permitted by law.  The Company agrees that a final non-appealable judgment in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on such judgment or in any other lawful manner.

                 (iii)     No Jury Trial.  The Company hereto knowingly and voluntarily waives any and all rights it may have to a trial by jury with respect to any litigation based on, or arising out of, under, or in connection with, this Note.

(g)    Replacement Notes.  This Note may be exchanged by Holder at any time and from time to time for a Note or Notes with different denominations representing an equal aggregate outstanding Principal Amount, as reasonably requested by Holder, upon surrendering the same.  No service charge will be made for such registration or exchange.  In the event that Holder notifies the Company that this Note has been lost, stolen or destroyed, a replacement Note identical in all respects to the original Note, shall be issued to the Holder, provided that the Holder executes and delivers to the Company an agreement reasonably satisfactory to the Company to indemnify the Company from any loss incurred by it in connection with the Note.

(h)    Entire Agreement.  This Note and the Transaction Documents including any exhibits or schedules attached thereto, do and will constitute the full and entire understanding and agreement between the Holder and the Company with respect to the subject matter hereof and thereof.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed on the day and in the year first above written.

ANTS SOFTWARE INC.

By:	/s/
Name: Joseph Kozak
Title: CEO

EXHIBIT A

FORM OF CONVERSION NOTICE

(To be executed by the Holder in order to convert a Note)

Re:	Note (this “Note”) issued by ANTs software, inc. to Manchester Securities Corp. on or about November 8, 2011, in the principal amount of $1,250,000.

The undersigned hereby elects to convert the aggregate outstanding Principal Amount (as defined in the Note) indicated below of this Note into shares of Common Stock, $0.0001 par value per share (the “Common Stock”), of ANTs software, inc. (the “Company”) according to the conditions hereof, as of the date written below.  If shares are to be issued in the name of a person other than undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Company in accordance therewith.  No fee will be charged to the holder for any conversion, except for such transfer taxes, if any.  The undersigned represents as of the date hereof that, after giving effect to the conversion of this Note pursuant to this Conversion Notice, the undersigned will not exceed the “Restricted Ownership Percentage” contained in Section 2(i) of this Note.

Conversion information:

Date to Effect Conversion

Aggregate Principal Amount of Note Being Converted

Aggregate Interest on Amount Being Converted

Number of Shares of Common Stock to be Issued

Conversion Price

Signature

Name

Address